EXHIBIT 4.2

NEITHER THIS WARANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS.  NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No. AA-6565	STOCK PURCHASE WARRANT	No. of Shares: 390,000

To Subscribe for and Purchase Common Stock of

ZIVO BIOSCIENCE, INC.

THIS CERTIFIES that, for value received, JOHN BERNARD PAYNE (together with any subsequent transferees of all or any portion of this Warrant, the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from ZIVO BIOSCIENCE, INC., a Nevada Corporation (hereinafter called the “Company”), at the price hereinafter set forth in Section 2, up to 390,000 fully paid and non-assessable shares (the “Shares”) of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).

1.	Definitions. As used herein the following term shall have the following meaning:

“Act” means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

2.

Purchase Rights. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part commencing on the date hereof. The purchase rights represented by this Warrant shall expire on April 2, 2026. This Warrant may be exercised for Shares at a price of $2.91 per share, subject to adjustment as provided in Section 6 (the “Warrant Purchase Price”).

3.

Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) and a form of subscription letter acceptable to the Company, at the principal office of the company and, except in the case of a “cashless exercise”, by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased.

At the election of the Holder, this warrant may be exercised for the nearest whole number, rounding upwards, of shares Common Stock determined in accordance with the following formula (a “cashless” exercise):

X = Y (A-B)

      A

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Where:

X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Warrant Share (using the average of the last reported sale prices of the Common Stock for the five (5) trading days immediately preceding the date of the exercise)

B =	Exercise Price (as adjusted to the date of such calculation)

Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, or electronic equivalent thereof issued in the Holders’ name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

4.

Shares to be Issued: Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will, at all times, have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

5.

No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company’s Board of Directors.

6.

Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to the shares covered by the unexercised portion of this Warrant.

7.

No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder’s designee, as the case may be, shall be deemed a shareholder of the Company.

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8.

Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable Federal and State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFEFCTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Exhibit B duly completed and signed to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

9.	Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10.

Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company, or in the case of the Company, at the address indicated therefore on the signature page of this Warrant, or, if different, at the principal office of the Company.

11.

Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.

Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

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13.

Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

IN WITNESS WHEREOF, ZIVO BIOSCIENCE, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF: April 3, 2023

ZIVO BIOSCIENCE, INC.

/s/ Keith Marchiando
By:	Keith Marchiando, Chief Financial Officer

Zivo Bioscience, Inc. 21 E. Long Lake Road, Suite 100 Bloomfield Hills, MI 48304

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EXHIBIT A

NOTICE OF EXERCISE

To:	ZIVO BIOSCIENCE, INC.,

Warrant # ________

1.	The undersigned hereby elects to exercise warrants for [SHARES] shares of Common Stock of ZIVO BIOSCIENCE, INC. pursuant to the terms of the attached Warrant.

2.	The undersigned hereby wishes to exercise the warrants in a (select one only):

☐	CASHLESS, or

☐	CASH
exercise; and in the case of a cash exercise tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates, or electronic equivalent representing the appropriate number of shares in the name of the undersigned or in such other name or names as are specified below.

3.

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable federal and state securities laws or (ii) an exemption from applicable federal and state registration requirements is available.

4.	In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.

Signature	Name

Date

Address

Social Security / Tax ID Number

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EXHIBIT B

ASSIGNMENT FORM

To:	ZIVO BIOSCIENCE, INC.,

Warrant # _______

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares. Completed form must be acknowledged by Zivo to be effective.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Number of Shares (or ALL)	_______________________________________

Assignee Name:	_______________________________________

Address:	_______________________________________ _______________________________________ _______________________________________
Phone Number:	_______________________________________

Email Address:	_______________________________________

SSN / TIN	_______________________________________

Assignor Holder’s Signature:	_______________________________________

Holder’s Address:	_______________________________________ _______________________________________

Dated:	_______________________________________

Zivo Bioscience, Inc. Acknowledged:	_________________________________________________________
_________________________________________________________ Name Title Date

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